                                                                   Exhibit 23.02



                         INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the Registration Statement pertaining to the 1998 Employee Stock Purchase Plan (Form S-8 No. 333-55827), the 1998 Stock Option Plan (Form S-8 No. 333-56349), the 1997 Stock Option Plan (Form S-8 No. 333-49561), the 1995 Stock Option Plan (Form S-8 No. 33-93048),
and the 1987 Stock Option Plan (Form S-8 No. 33-77060) of ATMI, Inc. and in the Registration Statements pertaining to the resale of shares of common stock by certain stockholders of ATMI, Inc. (Form S-3 No. 333-82089 and Form S-3 No. 333-94641) of our report dated May 1, 1998, relating to the consolidated financial statements of NOW Technologies, Inc. and Subsidiaries appearing on page 3 of this Form 10-K. It should be noted, however, that such financial statements are not included separately in the Form 10-K.



                                         Deloitte & Touche LLP

Minneapolis, Minnesota

February 25, 2000